PennantPark Floating Rate Capital Ltd. Announces an Increase in Its Monthly Distribution to $0.0825 per Share

NEW YORK, NY -- (Marketwire - October 01, 2012) - PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) declares an increase in its monthly distribution as indicated below. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company's periodic report filed with the Securities and Exchange Commission.

----------------------------------------------------------------------------
                                                           Distribution Per
  Declaration Date     Record Date        Payment Date          Share
----------------------------------------------------------------------------
  October 1, 2012    October 19, 2012   November 1, 2012       $0.0825
----------------------------------------------------------------------------
  October 1, 2012   November 20, 2012   December 3, 2012       $0.0825
----------------------------------------------------------------------------
  October 1, 2012   December 21, 2012   January 2, 2013        $0.0825
----------------------------------------------------------------------------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com